UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2008 (June 5, 2008)

IRON MOUNTAIN INCORPORATED
(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation)

1-13045 (Commission File Number)	23-2588479 (IRS Employer Identification No.)

745 Atlantic Avenue, Boston, Massachusetts (Address of Principal Executive Offices)	02111 (Zip Code)

(617) 535-4766
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Amendment to the Iron Mountain Incorporated 2002 Stock Incentive Plan

At the annual meeting of stockholders of Iron Mountain Incorporated (the “Company”) held on June 5, 2008 (the “Annual Meeting”), the Company’s stockholders approved an amendment to the Iron Mountain Incorporated 2002 Stock Incentive Plan (the “2002 Plan”) increasing the number of shares of common stock of the Company authorized for issuance under the 2002 Plan to 20,028,815 and extending the termination date thereunder from March 31, 2012 to March 31, 2018.  The amendment to the 2002 Plan is set forth in Exhibit 10.1 attached hereto and incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation.

On June 5, 2008, the Company completed its offering of $300,000,000 in aggregate principal amount of its 8% Senior Subordinated Notes due 2020 (the “Notes”) pursuant to, and subject to the terms and conditions set forth in, an Underwriting Agreement, dated as of June 2, 2008, among the Company, the Guarantors named therein, J.P. Morgan Securities Inc., Lehman Brothers Inc., Barclays Capital Inc., Greenwich Capital Markets, Inc., William Blair & Company, L.L.C., Morgan Stanley & Co. Incorporated, Banc of America Securities LLC and Wells Fargo Securities, LLC, as underwriters.  The Notes were issued under a Senior Subordinated Indenture, dated as of December 30, 2002, as supplemented by the Seventh Supplemental Indenture (as so supplemented, the “Indenture”), dated as of June 5, 2008, by and among the Company, the Guarantors named therein and The Bank of New York Trust Company, N.A., as trustee (the “Supplemental Indenture”).   The description of the Notes in this report is a  summary and is qualified in its entirety by reference to the full text of the Indenture and the form of note included therein, a copy of which was filed as Exhibit 4.7 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2002 and the Supplemental Indenture  attached hereto as Exhibit 4.1, both of which are incorporated herein by reference.

The Company will pay 8% interest per annum on the principal amount of the Notes, payable semi-annually in arrears on June 15 and December 15 of each year.  Interest will accrue from June 5, 2008 and the first interest payment date will be December 15, 2008.  The Notes will mature on June 15, 2020, unless earlier redeemed or repurchased.

The Notes are guaranteed on a senior subordinated basis by substantially all of the Company’s direct and indirect wholly owned domestic subsidiaries. The Notes and the subsidiary guarantees rank behind all of the Company’s and its subsidiary guarantors’ current and future senior indebtedness and equally with the Company’s and its subsidiary guarantors’ current and future senior subordinated indebtedness and trade payables.

The Company may, at its option, redeem some or all of the Notes at any time prior to June 15, 2013 at the make-whole price set forth in the Indenture and at any time after June 15, 2013 at the prices set forth in the Indenture.  Prior to June 15, 2011, the Company may redeem a portion of the outstanding Notes with the proceeds of certain equity offerings as long as at least

$195.0 million in aggregate principal amount of Notes remains outstanding immediately afterwards. If the Company sells certain assets or experiences specific kinds of changes in control, it must offer to repurchase the Notes at the prices set forth in the Indenture.

The Indenture provides for customary “events of default” which could cause, or permit, the acceleration of the Notes.  Those are similar to the events of default with respect to the Company’s other publicly offered senior subordinated notes.  Under the terms of the Indenture the Company is also subject to financial covenants and restrictions which are substantially similar to those applicable to the Company’s other publicly offered senior subordinated notes.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Amendment to the Iron Mountain Incorporated 2006 Senior Executive Incentive Program

At the Annual Meeting, the Company’s stockholders approved an amendment to the Iron Mountain Incorporated 2006 Senior Executive Incentive Program (the “2006 SEIP”) to modify the definition of participant, increase the maximum compensation payable thereunder and modify and re-approve the payment criteria thereunder.  The amendment to the 2006 SEIP is set forth in Exhibit 10.2 attached hereto and incorporated by reference herein.

The 2006 SEIP applies solely to Mr. Brennan in his capacity as the Company’s Chief Executive Officer. The maximum cash bonus available to Mr. Brennan thereunder is the lesser of 1.25 times his base salary for the fiscal year or $1,500,000.   Performance goals under the 2006 SEIP are based on achievement of established objectives relating to one or more of the following business criteria: EBITDA (earnings before interest, taxes, depreciation and amortization); OIBDA (operating income before depreciation and amortization); Contribution (gross revenues less cost of sales (excluding depreciation and amortization), and selling, general and administrative expenses); gross revenues; growth rate; capital spending; return on invested capital; free cash flow; operating income; attaining budget; and achievement of stated corporate goals including, but not limited to acquisitions, alliances, joint ventures, international development and internal expansion. The objectives may, for example, be based on a percentage change or achievement of a stated objective. Further, the objectives may be adjusted as necessary to reflect acquisitions. One hundred percent of the annual 2006 SEIP limit may only be paid if all established objectives are fully achieved. If the objectives are not fully achieved, some lesser percentage of the annual limit, as determined in advance by the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”), may be paid.

Under the 2006 SEIP, the Compensation Committee has the right to reduce or eliminate, in its discretion, any amount payable if certain additional criteria are not satisfied. These criteria consist of the extent to which the objectives achieved satisfy the Company’s short-term or long-term goals, the confidence of stockholders in the Company, as evidenced in part by the Company’s stock price, the effectiveness of the Company and the wellness of the Company as a whole, taking into account, for example, labor relations and other similar matters.

Item 8.01.  Other Events.

Annual Meeting of Stockholders

In addition to the other matters disclosed herein, at the Annual Meeting, the Company’s stockholders,

•
elected Clarke H. Bailey, Constantin R. Boden, Robert T. Brennan, Kent P. Dauten, Michael Lamach, Arthur D. Little, Vincent J. Ryan, C. Richard Reese and Laurie A. Tucker as members of the board of directors of the Company for one-year terms expiring at the next Annual Meeting of Stockholders in 2009;

•
approved an amendment to the Iron Mountain Incorporated 2003 Senior Executive Incentive Program (the “2003 SEIP”) to modify and re-approve the payment criteria thereunder. The amendment to the 2003 SEIP is set forth in Exhibit 10.3 attached hereto; and

•	also ratified the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending in 2008.

Notice of Redemption with respect to the 8-1/4% Senior Subordinated Notes due 2011

On June 5, 2008 the Company delivered a notice of redemption to the trustee with respect to its 8-1/4% Senior Subordinated Notes due 2011 (the “8-1/4% Notes”).  The notice of redemption provided the trustee with notice that the Company intends to redeem the remaining $71.8 million of aggregate principal amount of 8-1/4% Notes outstanding.  Upon mailing of the call notice by the trustee to holders in accordance with the terms of the indenture under which the 8-1/4% Notes were issued, the 8-1/4% Notes became irrevocably due and payable on July 7, 2008 (the “Redemption Date”) and at the redemption price set forth in the call notice.  The 8-1/4% Notes will be redeemed with the proceeds from the sale of the Notes.  On the Redemption Date, unless the Company defaults in the payment of the redemption price, all rights of holders with respect to the 8-1/4% Notes will terminate except for the right to receive payment of the redemption price upon surrender for redemption.

The redemption of the 8-1/4% Notes will be made only by means of the call notice mailed by the trustee.  This Current Report on Form 8-K does not constitute a notice of redemption of the 8-1/4% Notes.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit
Number	Exhibit Description
4.1	Seventh Supplemental Indenture, dated as of June 5, 2008, by and among Iron Mountain Incorporated, the Guarantors named therein and The Bank of New York Trust Company, N.A., as trustee

10.1	Amendment to the 2002 Stock Incentive Plan
10.2	Amendment to the 2006 Senior Executive Incentive Program
10.3	Amendment to the 2003 Senior Executive Incentive Program

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRON MOUNTAIN INCORPORATED By: /s/ Ernest W. Cloutier Name: Ernest W. Cloutier Title: Senior Vice President and General Counsel

Date: June 11, 2008